Form of Consent of Independent Registered Public Accounting Firm

To the Board of Trustees/Directors of

[The Calvert Fund][Calvert Tax-Free Reserves][Calvert Social Investment Fund]

[First Variable Rate Fund for Government Income][Calvert Cash Reserves]:

We consent to the use of our reports dated November 29, 2012, with respect to the financial statements of the [Calvert Ultra-Short Income Fund, a series of The Calvert Fund][Calvert Money Market Portfolio, a series of Calvert Social Investment Fund][Calvert Cash Reserves Institutional Prime Fund, a series of Calvert Cash Reserves], as of September 30, 2012, and our reports dated February 25, 2013, with respect to the financial statements of the [Calvert Tax-Free Reserves Money Market Portfolio, a series of Calvert Tax-Free Reserves][Calvert First Government Money Market Fund, a series of First Variable Rate Fund for Government Income], as of December 31, 2012, incorporated herein by reference and to the references to our firm under the headings “Financial Statements” in the Registration Statement on Form N-14.

[SIGNATURE]

Philadelphia, Pennsylvania

July __, 2013